Exhibit 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Stockholders and Board of Directors
ABM Industries Incorporated:

We consent to incorporation by reference in the following Registration Statements on Form S-8 of ABM Industries Incorporated of our report dated December 14, 1998, relating to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1998, and related financial statement Schedule II, which report appears in the October 31, 1998, annual report on Form 10-K of ABM Industries Incorporated.


      Registration No.           Form             Plan
      ----------------           ----             ----------------------------------
      2-86666                    S-8              Executive Stock Option Plan
      2-96416                    S-8              1985 Employee Stock Purchase Plan
      33-14269                   S-8              1987 Stock Option Plan
      333-48857                  S-8              1996 Stock Option Plan




/s/ KPMG LLP
--------------------------


San Francisco, California
January 26, 1999